UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2017

Universal American Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35149	27-4683816
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 South Broadway, Suite 1200, White Plains, New York	10601
(Address of Principal Executive Offices)	(Zip Code)

(914) 934-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On February 16, 2017, Universal American Corp., a Delaware corporation (the “Company”), held a special meeting of the Company’s stockholders (the “Special Meeting”) to:
1.	Consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of November 17, 2016 (as it may be amended, the “Merger Agreement”), by and among WellCare Health Plans, Inc., a Delaware corporation (“WellCare”), Wind Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of WellCare (“Merger Sub”), and the Company, pursuant to which Merger Sub will merge with and into the Company (the “Merger”) and certain other transactions will be effected with the Company surviving as an indirect wholly owned subsidiary of WellCare (the “Merger Agreement Proposal”);

2.	Consider and cast an advisory (non-binding) vote on a proposal to approve certain agreements or understandings with, and items of compensation payable to, the Company’s named executive officers that are based on or otherwise related to the Merger (the “Compensation Proposal”); and
3.	Consider and vote on a proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement (the “Adjournment Proposal”).
Each of the above proposals is described in more detail in the Company’s definitive proxy statement for the Special Meeting, which was first mailed to the Company’s stockholders on January 17, 2017.
At the close of business on the record date for the Special Meeting, 58,939,901 shares of the Company’s common stock were outstanding and entitled to vote.  At the Special Meeting, a total of 52,783,555 shares of the Company’s common stock, approximately 90% of the shares of the Company’s common stock outstanding and entitled to vote, were present in person or represented by proxy, constituting a quorum to conduct business.
The stockholders of the Company approved the Merger Agreement Proposal and the Compensation Proposal. While the Company solicited proxies with respect to the Adjournment Proposal in connection with the Special Meeting, there were sufficient votes from the Company’s stockholders to approve the Merger Agreement Proposal, and thus adjournment of the Special Meeting was unnecessary and the Adjournment Proposal was not called. The following are the votes cast on each of the matters presented at the Special Meeting:
Proposal 1: Merger Agreement Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
52,539,809	175,365	68,381	0

Proposal 2: Compensation Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,054,540	5,650,228	78,787	0

Item 8.01. Other Events.

On February 16, 2017, the Company issued a press release announcing the results of its stockholders’ vote at the Special Meeting, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press release, dated February 16, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL AMERICAN CORP.

	By:	/s/ Tony L. Wolk
Name: Tony L. Wolk
Title: EVP, General Counsel and Secretary

Date: February 16, 2017

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release, dated February 16, 2017.